UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 7, 2025, Apogee Therapeutics, Inc. (the “Company”) issued a press release and made publicly available a data presentation announcing positive 16-week data from Part A of the Phase 2 APEX clinical trial of APG777, its potentially best-in-class anti-IL-13 antibody, in patients with moderate-to-severe atopic dermatitis (“AD”). The Company will host a conference call and webcast today, Monday, July 7, 2025, at 8:00 a.m., Eastern Time, to discuss the data results.

Copies of the press release and the data presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The exhibits furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On July 7, 2025, the Company announced (1) positive 16-week data from Part A of the Phase 2 APEX clinical trial of APG777, its potentially best-in-class anti-IL-13 antibody, in patients with moderate-to-severe AD, and (2) that the first patient has been dosed in its Phase 1b head-to-head trial of APG279 (IL-13 + OX40L) in patients with moderate-to-severe AD, in comparison to DUPIXENT, with readout expected in the second half of 2026.

APEX Phase 2 Part A Key 16-Week Results

The Phase 2 APEX clinical trial is a randomized, placebo-controlled study evaluating APG777 in patients with moderate-to-severe AD. Part A of the trial enrolled 123 adult patients who were randomized 2:1 to APG777 versus placebo and received an induction regimen dosing of 720mg at Weeks 0 and 2, followed by 360mg at Weeks 4 and 12. Patients benefiting from treatment continued maintenance dosing, evaluating 3- or 6-month dosing of APG777. The primary endpoint of Part A is mean percentage change in Eczema Area Severity Index (“EASI”) score from baseline at Week 16. Secondary endpoints include EASI-75, EASI-90, Validated Investigator Global Assessment (“IGA”) 0/1 and Itch Numeric Rating Scale (“NRS”) at Week 16.

Initial 16-week findings from APEX Part A include efficacy results, which compare favorably versus standard of care across endpoints as well as rapid onset of itch relief and lesion reduction, and a favorable safety profile consistent with its class:

•	The trial met its primary endpoint, with APG777 showing significantly greater least squares mean percent change from baseline at Week 16 with an EASI reduction of 71.0% compared to placebo of 33.8% (p < 0.001).

•	Highest absolute and placebo-adjusted EASI-75 of any biologic with 66.9% of participants treated with APG777 achieving EASI-75 compared to 24.6% on placebo (p < 0.001)
o	Pre-specified sensitivity analysis showed consistent results in both moderate and severe patients
o	Additionally, an exposure-response relationship was observed, with patients in the two highest quartiles of exposures achieving the highest EASI-75 response at Week 16, 83.3% for quartile three and 89.5% for quartile four
▪	APEX Part B is testing a higher dose of APG777, which is projected to achieve average exposures in line with the highest quartile of exposures from Part A

•	Additional key secondaries were in line with standard of care, including vIGA 0/1 and EASI-90
o	vIGA 0/1 of 34.9% compared to placebo of 17.3% (p < 0.05)
o	EASI-90 of 33.9% compared to placebo of 14.7% (p < 0.05)
o	Patients in the highest quartile of exposures achieved the highest response, 63.2% vIGA 0/1 and 63.2% EASI-90 at Week 16

•	Treatment of patients with APG777 led to rapid onset of itch relief and achieved statistically significant reduction by Week 1
o	50.7% reduction of Itch NRS from baseline compared to 23.2% (p < 0.01)

•	APG777 was well tolerated with a safety profile consistent with other agents in the class
o	56.1% of APG777-exposed patients experienced treatment-emergent adverse events (“TEAEs”) (vs. 63.4% in placebo)
o	Serious TEAEs were rare for APG777-exposed patients (1.2% vs. 2.4% in placebo)
o	Discontinuation rate due to AEs was low for APG777-exposed patients (2.4%)
o	The most common TEAEs (occurring in ≥5% of patients in either treatment group) were non-infective conjunctivitis, upper respiratory tract infection, and nasopharyngitis, the latter two numerically lower in APG777 treated patients
o	There were 0 injection site reactions in the APG777 group

APEX Part B is a placebo-controlled dose optimization with approximately 280 patients randomized 1:1:1:1 to high, medium, or low dose APG777 versus placebo. Part B continues to enroll participants with 16-week readout expected in mid-2026, expected to enable initiation of a Phase 3 trial in 2026 and anticipated commercial launch this decade, subject to regulatory alignment. Data readout from the maintenance phase of APEX Part A, testing 3- and 6-month maintenance dosing, is expected in the first half of 2026.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding: Apogee's plans for its current and future product candidates and programs; the expected timing of and results from its clinical trials, including 52-week maintenance data from Part A and the initial readout from Part B of its Phase 2 trial of APG777 in AD and initial readout from its Phase 1b trial of APG279 in AD; its planned clinical trial designs; its plans for current and future clinical trials, including the timing of initiation of a Phase 3 trial of APG777 in AD and potential path to regulatory approval and commercial launch; the potential clinical benefit and half-life, PK profile, dosing regimen, and treatment outcomes of APG777 and APG279; and its planned business strategies. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Apogee believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the company on the date of this Current Report on Form 8-K. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Apogee's filings with the U.S. Securities and Exchange Commission (the "SEC")), many of which are beyond the Company's control and subject to change. Actual or final results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of Apogee's preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of Apogee's clinical trials; the unpredictable relationship between preclinical study results and clinical trial results, including across different phases of clinical trials; the accuracy of cross-trial comparisons against products in the same class; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources; and other risks and uncertainties identified in Apogee's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, and subsequent disclosure documents Apogee has filed and may file with the SEC. Apogee claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Apogee expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Data Press Release, dated July 7, 2025

99.2	Data Presentation, dated July 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: July 7, 2025	By:	/s/ Michael Henderson, M.D.
Michael Henderson, M.D.
Chief Executive Officer